UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DAILY JOURNAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DAILY JOURNAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on February 15, 2024

To the Shareholders of

DAILY JOURNAL CORPORATION

The Annual Meeting of Shareholders of Daily Journal Corporation (the “Company”) will be held on Thursday, February 15, 2024, at 10:00 a.m. Pacific Time at 949 E. 2nd Street, Los Angeles, CA 90012.

The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement which is attached hereto and incorporated herein:

(1)	Election of three members to the Board of Directors.

(2)	Ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the current fiscal year.

(3)	Approval of the Company’s new Equity Incentive Plan.

(4)	Such other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on December 15, 2023 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABLITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FEBRUARY 15, 2024

This Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Company’s Annual Report for the fiscal year ended September 30, 2023 may be viewed and printed from the Company’s website at www.dailyjournal.com/proxy.

By Order of the Board of Directors Michelle Stephens Secretary

December 28, 2023

IMPORTANT

SHAREHOLDERS ARE URGED TO DATE, FILL IN, SIGN, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

DAILY JOURNAL CORPORATION

915 E. 1st Street

Los Angeles, California 90012

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

February 15, 2024

Your proxy in the enclosed form is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, February 15, 2024, at 10:00 a.m. Pacific Time at 949 E. 2nd Street, Los Angeles, CA 90012.

Each properly executed proxy received prior to the Annual Meeting will be voted as directed, but, if not otherwise specified, proxies will be voted (1) for the election of the three nominees named in this Proxy Statement to the Board of Directors, (2) to ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the current fiscal year, and (3) to approve the Company’s new Equity Incentive Plan. As to any other business which may properly come before the meeting and be submitted to a vote of shareholders, proxies received by the Board of Directors will be voted in accordance with the discretion of the holders thereof.

Each shareholder has the right to revoke such shareholder’s proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company at 915 E. 1st Street, Los Angeles, California 90012, a written revocation or a properly executed proxy bearing a later date.

The Company will bear the cost it contracts for in the solicitation of proxies. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, fax or e-mail by officers, directors and other employees of the Company (none of whom will receive additional compensation therefor). The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners, and, on request, will reimburse such holders for their reasonable expenses in so doing.

The close of business on December 15, 2023 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The only voting securities of the Company are the 1,377,026 shares of Common Stock outstanding as of the record date. A majority of the Company’s outstanding shares of Common Stock as of the record date must be represented in person or by proxy to constitute a quorum for the Annual Meeting. All shares represented in person or by proxy, regardless of the nature of the vote, the indication of abstention or the absence of a vote indication, including broker non-votes, will be counted to determine the number of shares represented at the meeting. This Proxy Statement and the enclosed form of proxy are first being made available to shareholders on December 28, 2023.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Bylaws of the Company permit from three to seven members on the Board of Directors. Presently, three directors serve on the Board. The directors are elected annually and serve until the next annual meeting of shareholders and the election of their successors.

The independent members of the Board of Directors have nominated for election to the Board of Directors the three nominees listed below. Shareholders have cumulative voting rights in the election of directors. This means that each shareholder has the right to cast a number of votes equal to such shareholder’s number of shares of Common Stock multiplied by the number of directors to be elected, and to cast all of such votes for one nominee or distribute such votes among two or more nominees. The right to vote cumulatively is dependent on a shareholder’s giving notice of such shareholder’s intention to cumulate votes to an officer of the Company in writing 48 hours before the meeting commences. Once such notice is given, all other shareholders entitled to vote will be without further notice entitled to cumulate their votes. Unless otherwise instructed, the persons named in the accompanying form of Proxy will vote the proxies for the nominees listed below, reserving the right, however, to cumulate such votes and to distribute them among the nominees at their discretion.

Because this is an “uncontested” election in which there are three nominees for three seats on the Board of Directors, a director nominee shall be elected to the Board of Directors if the votes cast in favor of his or her election exceed the votes cast against his or her election. Abstentions are not counted as votes cast. Broker non-votes (which occur when a broker or nominee does not receive voting instructions from the beneficial owner and does not have discretion under applicable rules to direct the voting of the shares, such as in the election of directors) will not affect the outcome.

The Board of Directors of the Company does not contemplate that any of the following nominees will become unavailable prior to the meeting, but if any such persons should become unavailable, proxies will be voted for such other nominees as may be selected by the Company’s independent directors.

Director Nominees

Below is certain information as of December 28, 2023 about each nominee for election to the three seats on the Company’s Board of Directors:

Name	Age	Principal Occupation Last Five Years

Mary Conlin	59	Ms. Conlin joined the Board of Directors in May 2019. Ms. Conlin is retired. She was the former Director and Head of Marketing & Corporate Communications for Pixar Animation Studios. Prior to Pixar, Ms. Conlin worked at Warner Bros. Pictures as Director of International Distribution and Director of Worldwide Promotions for the theatrical division. She started her career in advertising at Young & Rubicam. Ms. Conlin is a director of The Beachbody Company, Inc., a fitness and media company.

		Qualifications and Skills: Ms. Conlin graduated from Harvard Business School, and has decades of experience in advertising, marketing and promotions. She adds a valuable perspective that benefits both the Company’s traditional publishing business and its case management software business.

Name	Age	Principal Occupation Last Five Years

John B. Frank	67	Mr. Frank joined the Board of Directors in February 2022. He has been Vice Chairman since 2014, and Director since 2007, of Oaktree Capital Group, LLC (“Oaktree Capital”), a global investment management company. He is one of four members of Oaktree Capital’s Executive Committee and was previously the firm’s principal executive officer. He also serves on the Board of Oaktree Specialty Lending Corporation, and formerly served on the Boards of Oaktree Acquisition Corporation, Oaktree Strategic Income Corporation and Oaktree Acquisition Corporation II. Mr. Frank was Oaktree Capital’s Managing Principal from 2006 until 2014, having joined Oaktree Capital in 2001 as General Counsel. Prior to that he served as a partner of the law firm of Munger, Tolles & Olson LLP, where his practice focused on mergers and acquisitions and general corporate counseling. Mr. Frank is also a director and member of the Audit Committee of Chevron Corporation, one of the world’s leading integrated energy companies. Mr. Frank is a trustee of Wesleyan University, the XPRIZE Foundation and The James Irvine Foundation.

		Qualifications and Skills: Mr. Frank has extensive experience with business leadership, operations and finance, having served for over 20 years as a senior executive of Oaktree Capital, which conducts business worldwide from 19 offices around the globe. His work at Oaktree Capital has included two decades of experience with government officials regarding regulatory and public policy issues. While a partner of Munger, Tolles & Olson LLP, Mr. Frank had extensive experience with mergers and acquisitions and strategic, finance and corporate governance issues.

Steven Myhill-Jones	48	Steven Myhill-Jones has served as the Company’s Chairman and Interim Chief Executive Officer since March 2022. Mr. Myhill-Jones is a Canada-based technology executive, entrepreneur and investor. He founded web-based geography software company Latitude Geographics in 1999, and served as its Chairman, President and CEO until September 2018. Following that sale, Mr. Myhill-Jones became an angel investor, and an advisor and mentor to technology businesses and entrepreneurs in his personal capacity and through his wholly owned company, SMJ Holdings Inc.

		Qualifications and Skills: Mr. Myhill-Jones brings experience leading a software company for 19 years, which included complex implementations for government customers and evolving enterprise software products in the face of continuous ongoing technology change and strong competitive forces. From setting strategy to primary P&L responsibility, he evolved the business from its initial professional services focus to a high margin, software-centric business model with an international network of resellers and implementation partners.

Proxies given without instructions will be voted FOR the nominees listed above.

Besides Mr. Myhill-Jones, the Company’s only other executive officer is its Chief Financial Officer, Tu To, who serves as the principal financial officer and principal accounting officer. Certain information about Ms. To as of December 28, 2023 is set forth below:

Tu To	61	Ms. To has been the Company’s Chief Financial Officer since March 2022. Prior to that, she served as its Vice President since September 2019, and its Controller since 1994. Ms. To began working for the Company in its accounting department in 1987. She passed the uniform examination of the American Institute of Certified Public Accountants in 1995.

CORPORATE GOVERNANCE

The Board of Directors has determined that Mr. Frank and Ms. Conlin are “independent” in accordance with NASDAQ Listing Rule 5605(a)(2). Accordingly, a majority of the members of the Board of Directors are independent, as required by NASDAQ Listing Rule 5605(b)(1). In addition, our long-serving director and friend, Charles T. Munger, served as a director until his death in November 2023, and he was most certainly “independent.”

The Board of Directors has two standing committees: the audit committee and the compensation committee. Each committee consists of Mr. Frank and Ms. Conlin, and Mr. Munger served on both committees during fiscal 2023, as well. During the fiscal year ended September 30, 2023, the Board of Directors held four meetings, the audit committee held one meeting, and the compensation committee held two meetings. Each incumbent director attended all such meetings. The Company does not require its directors to attend the Annual Meetings of Shareholders. Due to the COVID-19 pandemic, the 2023 Annual Meeting of Shareholders was held virtually with no audience, but the Company believes each of the then-serving directors participated in the virtual meeting.

Audit Committee

The audit committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is responsible for assisting the Board in fulfilling its responsibilities as they relate to the Company’s accounting policies, internal controls and financial reporting practices. The audit committee operates in accordance with a written charter that is not available on the Company’s website but that was attached as Appendix A to the proxy statement for the 2021 Annual Meeting of Shareholders. The Board of Directors has determined that Mr. Frank is an “audit committee financial expert,” as that term is used in Item 407 of Regulation S-K promulgated under the Exchange Act. The Board of Directors believes that Mr. Frank and Ms. Conlin are independent under NASDAQ Listing Rule 5605(a)(2), meet the criteria for independence set forth in Rule 10A-3 under the Exchange Act and satisfy the other audit committee membership requirements specified in NASDAQ Listing Rule 5605(c)(2)(A).

Compensation Committee

The compensation committee is responsible for determining the compensation of the Company’s Chief Executive Officer and Chief Financial Officer. As required by NASDAQ Listing Rules, the compensation committee operates under a written charter that is not available on the Company’s website but that was attached as Appendix B to the proxy statement for the 2021 Annual Meeting of Shareholders. Neither of the Company’s executive officers determines or recommends the amount or form of his or her own compensation or of any director’s compensation. The compensation committee relies on its own good judgment in carrying out its duties and does not waste shareholder money on compensation consultants. The compensation committee may form and delegate authority to subcommittees as it deems appropriate.

Nominations

There is no standing nominating committee, but the Company’s independent directors are responsible for selecting nominees for election to the Board of Directors. The Company believes that its independent directors are able to fully consider and select appropriate nominees for election to the Board without operating as a formal committee or pursuant to a written charter. For this same reason, the Company does not have a formal policy by which its shareholders may recommend director candidates, but candidates recommended by shareholders will certainly be considered. A shareholder wishing to submit such a recommendation should send a letter to the Secretary of the Company at 915 E. 1st Street, Los Angeles, California 90012. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the shareholder. At a minimum, candidates for election to the Board must meet the independence requirements of NASDAQ Listing Rule 5605(a)(2) and Rule 10A-3 under the Exchange Act. Candidates should also have relevant business and financial experience, and they must be able to read and understand fundamental financial statements. Candidates recommended by shareholders will be evaluated in the same manner as candidates recommended by anyone else, although the independent directors nominating the slate may prefer candidates who are personally known to the existing directors and whose reputations are highly regarded. All relevant qualifications, as well as the needs of the Company in terms of compliance with NASDAQ listing standards and Securities and Exchange Commission rules, will be considered.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors believes that having Mr. Myhill-Jones serve as both Chairman and Chief Executive Officer gives him unambiguous executive authority, which benefits the Company and its shareholders as it navigates challenging environments in both its publishing and software businesses. At the same time, the full Board of Directors is responsible for managing the material risks facing the Company. Certain oversight responsibilities that touch on the risks facing the Company have been delegated to the audit committee and compensation committee in the ordinary course, but the principal executive officer reports to the full Board, and the full Board participates in the discussion and management of any material risks. As described later in this Proxy Statement, the Company has designed its executive compensation program to align the interests of the principal executive officer with those of the shareholders, and the Company does not believe that its executive compensation arrangements, plans, programs and policies are likely to pose a material risk or otherwise have a material adverse effect on the Company.

Shareholder Communication with the Board of Directors

Shareholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of the Company at 915 E. 1st Street, Los Angeles, California 90012. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all directors, officers and employees of the Company. The Code of Ethics was attached as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2020.

Related Person Transactions

The Company employs Hoa To and Ky To, the sister and brother of the Company’s Chief Financial Officer, Tu To. Hoa To works in the accounting department as Assistant Controller, and Ky To is the Company’s Information Technology Director. In fiscal 2023, the two of them received aggregate compensation of $406,000, compared to $390,000 in fiscal 2022. In 2024, their aggregate compensation is expected to be at approximately the same level as in fiscal 2023.

Maryjoe Rodriguez served on the Company’s Board of Directors from December 2021 until November 2022. She was also an employee of the Company. During fiscal 2022 and through the date of her departure from the Company in December 2022 (14.5 months), she was paid a total of $739,000, consisting of her salary, severance and (final) payout of units under the Company’s Management Incentive Plan for fiscal 2022. She did not receive separate compensation for her service on the Board of Directors.

Anti-Hedging Policy

The Board of Directors has adopted a policy that prohibits all officers, employees and directors of the Company from engaging in any kind of hedging transaction that could reduce or limit such person’s economic risk with respect to his or her holdings, ownership or interest in or to shares of the Company’s Common Stock or any compensatory awards that are based on the financial performance of the Company or its subsidiaries, or the market value of the Company’s Common Stock.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid by the Company during the last two fiscal years to its executive officers.

Summary Compensation Table

Annual Executive Compensation in Fiscal 2022 – 2023

	Fiscal Year	Salary		Bonus		Non-Equity Incentive Plan Compensation		Total
Steven Myhill-Jones
Chief Executive Officer	2023	$490,000		$560,000		$	---	$1,050,000
	2022	250,000	*	80,000	*		---	330,000	*
Tu To
Chief Financial Officer	2023	210,000		40,000			193,060	443,060
	2022	205,000		40,000			153,500	398,500

* Represented the pro-rated portion of a $490,000 annual salary and a $160,000 annual bonus. Mr. Myhill-Jones began serving as Interim Chief Executive Officer on March 28, 2022 in fiscal 2022 and became Chief Executive Officer in October 2023.

Executive Compensation Program

With the retirement of the Company’s long-serving Chief Executive Officer and Chief Financial Officer, Gerald L. Salzman, in March 2022, the Company promoted its Controller, Ms. To, to Chief Financial Officer, and engaged Mr. Myhill-Jones to serve as Chairman and Interim Chief Executive Officer. The Board of Directors and Mr. Myhill-Jones agreed to remove the “Interim” part of his title effective October 2023, and he is now the Company’s Chief Executive Officer.

As in the past, the Company’s executive compensation program for fiscal 2023 consisted of three elements: base salary, year-end bonus and participation in the Management Incentive Plan. Salary and bonus payments are primarily designed to reward current and past performance, while awards granted pursuant to the Management Incentive Plan are aimed at providing incentives for long-term future profitability of the Company. Mr. Myhill-Jones’ compensation included only salary and bonus in both fiscal 2022 and fiscal 2023. Subject to approval by the stockholders of the Company’s new Equity Incentive Plan, his future incentive compensation will likely include a stock component instead of being paid only in cash, but no final determinations about his overall compensation package have been made. Other executives and employees of the Company may participate in the new Equity Incentive Plan, as well. Please see the description beginning on page 10 for more information.

During fiscal 2023, Mr. Myhill-Jones received a base salary of $490,000 and an annual bonus of $560,000. In fiscal 2022, his salary was set at an annualized rate of $490,000 with a payment of approximately $250,000 to reflect his roughly half-year of work for the Company. He also received a pro-rated half-year bonus of $80,000 in fiscal 2022.

Ms. To received a salary of $210,000 and a bonus of $40,000 in fiscal 2023, compared to a salary of $205,000 and bonus of $40,000 in fiscal 2022. Ms. To’s salary remained unchanged at $210,000 from her prior year’s promotional salary adjustment of $10,000 in April 2022 (pro-rated to $5,000 for fiscal 2022). There was also no change to her bonus of $40,000.

The non-equity incentive plan compensation column in the Summary Compensation Table above reflects the supplemental compensation payouts to Ms. To under the Management Incentive Plan in each of fiscal 2023 and 2022, based on the Company’s earnings before taxes, workers’ compensation expenses, supplemental compensation expenses, realized and unrealized gains or losses on investments and any non-business operating expenses associated with Board matters.

The Management Incentive Plan is designed to link compensation to the performance of the Company by granting to participants a percentage of income before taxes (and the other items noted above) in the current year and each of the next nine years subsequent to the grant, provided they continue working for the Company or are retired (and not competing with any of the Company’s businesses) and have worked for the Company until age 65. If a participant dies while any of his or her certificates remain outstanding, future payments under those certificates will be made to the deceased participant’s beneficiaries. As of September 30, 2023, the Management Incentive Plan had three different kinds of certificates entitling participants to a share of the Company’s earnings related to their core responsibilities. Participants who work in the Company’s traditional publishing business were eligible to receive “Daily Journal Non-Consolidated Certificates,” while those working for Journal Technologies, Inc. were eligible to receive “Journal Technologies Certificates.” Ms. To and other long-term participants with responsibilities for the entire business were eligible to receive “Daily Journal Consolidated Certificates”. The Compensation Committee has not granted any Certificates to Mr. Myhill-Jones, and has instead elected to compensate him with a salary and bonus as it considers alternative incentive arrangements, including the Equity Incentive Plan.

In February 2022, the Management Incentive Plan was expanded to include the participation of all Journal Technologies employees, but the Board determined this wasn’t sustainable because of the inadvertent future diluting effect on the shareholders’ interest when additional staff is hired as the Company grows. Therefore, the Board decided to pause any new grants under the Management Incentive Plan in fiscal 2023 after granting Journal Technologies Certificates for approximately 14,000 units (net of cancelations and expirations of outstanding Certificates).

At September 30, 2023, 85,000 units for Daily Journal Non-Consolidated Certificates, 665,000 units for Journal Technologies Certificates and 160,000 units for Daily Journal Consolidated Certificates were outstanding under the Management Incentive Plan, while 424,307 shares of the Company’s common stock have been repurchased since the commencement of the Management Incentive Plan to counteract the dilution to earnings per share caused by grants under the plan. At September 30, 2023, 128,000 of the Daily Journal Consolidated Certificates were held by the Company’s former Chief Executive Officer and Chief Financial Officer, Mr. Salzman, and he received $1,008,640 in fiscal 2023 and $847,320 in fiscal 2022 pursuant to those Certificates. As noted above, a portion of Mr. Salzman’s Certificates expire each year, and his percentage share of the pre-tax profits of the Company will decline each year for the next seven years, until they reach zero. His interest in the Company’s pre-tax earnings was 7.09% in fiscal 2023 compared to 7.64% in fiscal 2022.

Ms. To had certificates entitling her to 1.36% of the pre-tax earnings of the Company in 2023 and 1.39% in 2022, entitling her to $193,060 and $153,500 in those years, respectively. In fiscal 2022, the Board replaced Ms. To’s expiring Certificate with an identical Certificate, as had been the practice historically, but her Certificate expiring in fiscal 2023 was not replaced while the Compensation Committee evaluates alternative incentive arrangements.

Ms. To does not have an employment contract with the Company, nor is she otherwise entitled to any sort of special payment in connection with her termination or a change in control of the Company. Mr. Myhill-Jones was engaged through an Independent Contractor Agreement between the Company and SMJ Holdings Inc., dated March 28, 2022, which was attached as an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 28, 2022. His agreement provided for a monthly retainer based on the annualized salary noted above and the reimbursement of business-related expenses, but contained no special payment upon termination or a change in control. Mr. Myhill-Jones became an employee effective October 2023 on substantially identical terms. He is not entitled to any special payment in connection with his termination or a change in control of the Company.

Pay for Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the following information is being provided for the Company’s principal executive officers (each “PEO”) and the non-PEO named executive officers for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO (a)	Compensation Actually Paid to PEO (a)	Average Summary Compensation Table Total for Non-PEO NEOs (b)	Average Compensation Actually Paid to Non-PEO NEOs (b)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (c)	Net Income (Loss)
2023	$1,050,000	$1,050,000	$443,060	$443,060	$121.48	$21,452,000
2022	$1,303,320	$1,303,320	$398,500	$398,500	$105.95	($75,624,000)
2021	$1,353,000	$1,353,000	N/A	N/A	$132.38	$112,900,000

(a)   Mr. Myhill-Jones was the Company’s PEO for all of fiscal 2023, and for a portion of fiscal 2022. He was paid $330,000 of the total listed above for fiscal 2022. Mr. Salzman was the Company’s PEO for fiscal 2021 and a portion of fiscal 2022. He was paid $973,320 of the total listed above for fiscal 2022. No amounts were deducted or added to the numbers in the summary compensation table to calculate the executive compensation actually paid.

(b)   Ms. To began serving as the Company’s Chief Financial Officer and a non-PEO named executive officer in March 2022. Prior to that time, Mr. Salzman served as the Company’s Chief Financial Officer and there were no other non-PEO named executive officers.

(c)   Represents the value of a fixed $100 investment made in the Company’s common stock on September 30, 2020 through the end of the listed year. Historical stock performance is not necessarily indicative of future performance.

Compensation of Directors

Directors who are Company employees or officers do not receive compensation for their service on the Board of Directors. Non-employee directors other than Mr. Munger have historically received a yearly stipend of $5,000, which was pro-rated for any partial year of service.

The Company reimburses directors for travel and other expenses incident to service, but it provides no other compensation or perquisites. Non-employee director compensation for fiscal 2023 is summarized in the following table:

Fiscal 2023 Non-Employee Director Compensation

Name	Fees earned or paid in cash	All other compensation	Total
John B. Frank	$5,000	0	$5,000
Mary Conlin	5,000	0	5,000
Charles T. Munger	0	0	0

AUDIT COMMITTEE REPORT

The Company’s audit committee has reviewed and discussed the audited financial statements with the Company’s management and has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission, and by the Company’s audit committee charter. The audit committee has received written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on this review and these discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year. Submitted by the members of the audit committee who participated in the recommendation:

Mary Conlin
John B. Frank

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 28, 2023 the names and holdings of those persons known to the Company to be beneficial owners of more than 5% of its Common Stock, the holdings of each director and nominee for director, and the holdings of all directors and executive officers as a group. Each person has sole investment and voting power, except where indicated otherwise.

Beneficial Owner	Amount Beneficially Owned		Percent of Class

RWWM Inc.	298,426	(1)	21.67%
Peter D. Kaufman, as trustee of certain trusts for the benefit of the Munger family	131,297	(2)	9.53%
BlackRock, Inc.	78,691	(3)	5.71%
Mary Conlin	100		-
John Frank	None		-
Steven Myhill-Jones	None		-
Tu To	None		-
All directors and executive officers as a group (four persons)	100		-

(1)

According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2023, RWWM Inc. d/b/a Roseman Wagner Wealth Management, RWWM Inc. 401K Profit Sharing Plan, Roseman Wagner Partners, L.P., Scott P. Roseman and Aaron J. Wagner may be deemed to be the beneficial owners of 298,426 shares in the aggregate. According to the Schedule 13G/A, the address of each reporting person is 4970 Rocklin Road, Suite 200, Rocklin, California 95677.

(2)

According to a Schedule 13D filed with the Securities and Exchange Commission on December 18, 2020, Peter D. Kaufman may be deemed to be the beneficial owner of 131,297 shares in his role as trustee of certain trusts for the benefit of the Munger family that hold shares of Company Common Stock. According to the Schedule 13D, Mr. Kaufman’s address is 1211 Air Way, Glendale, California 91201.

(3)

According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 1, 2023, BlackRock, Inc. may be deemed to be the beneficial owner of 78,691 shares. According to the Schedule 13G/A, the address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

RATIFICATION OF APPOINTMENT OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on the Proxy Card)

The audit committee of the Board of Directors has selected Baker Tilly US, LLP (“Baker Tilly”) to serve as the Company’s independent registered public accounting firm for fiscal 2024. A representative of Baker Tilly is expected to be present at the Annual Meeting to make such statements as Baker Tilly may desire and to answer appropriate questions from shareholders.

Ratification of the appointment of Baker Tilly as the Company’s independent registered public accounting firm for the current fiscal year will require that the votes cast in favor of ratification exceed the votes cast against ratification. Abstentions have no effect on the outcome. Brokers and other nominees have the discretion under applicable rules to vote on the ratification of Baker Tilly when they have not received voting instructions from the beneficial owner on a timely basis.

If Baker Tilly’s appointment is not ratified, the audit committee will reconsider whether to retain Baker Tilly, but still may retain the firm. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment of the Company’s independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interest.

Proxies given without instructions will be voted FOR ratification of Baker Tilly as the Company’s independent accountants.

APPROVAL OF THE COMPANY’S 2024

EQUITY INCENTIVE PLAN

(Item 3 on the Proxy Card)

The Board of Directors has approved, and has authorized the Company to seek shareholder approval of, the Company’s new 2024 Equity Incentive Plan (the “Plan”). The Company has not previously had an equity compensation plan, instead preferring to issue cash-based Certificates under the Management Incentive Plan. But in 2022, Charles T. Munger graciously donated 3,720 shares of Daily Journal common stock for the purpose of establishing a new senior management equity incentive plan. The full terms of the Plan are provided at Exhibit A, and the following discussion of the Plan’s material terms is qualified in its entirety by reference to the full text.

The rules of the Nasdaq Stock Market require the Company to obtain shareholder approval of the Plan before any issuances of shares of the Company’s common stock are made under the Plan. Accordingly, the Company is asking for shareholder approval of the Plan. The initial capacity of the Plan will be the 3,720 shares donated by Mr. Munger, and the Company intends to seek shareholder approval again if necessary in the future to increase the Plan’s capacity.

The Plan will be considered approved by the Company’s shareholders if the votes cast in favor of approval of the Plan exceed the votes cast against approval at the Annual Meeting. Under South Carolina law and the Company’s governing documents, abstentions and broker non-votes have no effect on the outcome.

Rationale

Traditionally, the Company’s executives and certain employees have participated in the Management Incentive Plan, which is a cash-based plan that pays participants a specified percentage of the Company’s pre-tax profits (subject to certain adjustments) in the current year and the next nine years subsequent to the grant, so long as they continue working for the Company or have retired after working for the Company until age 65 and are not competing. While the Board of Directors thinks the cash-based plan has worked well in the past, there is a belief that a more customary equity incentive plan (like those offered by most public companies, including some of the Company’s competitors) will help attract and retain the best talent. The Board of Directors is proposing to start small, with just the shares donated by Mr. Munger, so as to avoid any dilution to the shareholders by grants made under the Plan. The Board will revisit the size of the Plan periodically, and if shareholder approval is required under Nasdaq rules to increase the capacity of the Plan, the Company intends to seek such approval.

As of the date of this proxy statement, neither the Board of Directors nor its Compensation Committee have decided upon any particular grants. Nor is it possible to determine the awards that would have been made to the Company’s executive officers in prior years had the Plan been in effect.

Summary of the Plan

Size. The initial capacity of the Plan is the 3,720 shares that Mr. Munger donated to the Company in 2022.

Administration. The Plan authorizes the Compensation Committee (or, if the Board determines, the full Board) to grant awards and otherwise administer the Plan; provided, however, the Plan requires shareholder approval of any modification to an award that effects a repricing of an award’s purchase price or exercise price.

Eligibility. Awards may be granted to employees and consultants of the Company and its subsidiaries, although “incentive stock options” (if any) may only be granted to employees.

Types of Awards. The Plan provides for the possible grant of non-qualified stock options, incentive stock options, restricted stock units and other equity-based awards.

Options Generally. Both incentive stock options and non-qualified stock options provide the holder with the right to acquire shares of the Company’s common stock for the exercise price stated in the award. The exercise price of an option generally must be not less than 100% of the fair market value of the Company’s common stock on the date of grant. Also, no option will generally be exercisable more than 10 years after the date of grant. Options can vest based on continuous service to the Company or its subsidiaries, or based on the achievement of performance criteria, or both. The vesting schedule and any acceleration events will be set forth in the applicable award agreements, with no vesting to begin earlier than one year after grant. A holder generally must exercise an option within three months following that holder’s termination of service, though if the holder is terminated for cause, then all of the holder’s options will expire immediately.

Restricted Stock Units Generally. Restricted stock units (or “RSUs”) provide for the issuance to a holder of shares of the Company’s common stock or an equivalent cash value at a future date upon the satisfaction of specific conditions set forth in the award agreement. Conditions may be based on continuing service or the achievement of performance criteria, or both. The vesting schedule and any acceleration events will be set forth in the applicable award agreements, with no vesting to begin earlier than one year after grant.

Other Equity-Based Awards. The Plan provides for the grant of other equity-based awards, either alone or in tandem with other awards. The terms of any such other equity-based award shall be set forth in an award agreement and shall be subject to the conditions of the Plan.

Cancellation. If an award is cancelled, expires or is settled for cash, then any shares subject to such award may be used again for new grants under the Plan.

Transferability. Options generally may not be transferred other than to certain permitted transferees or by will or the laws of descent (or with the permission of the Compensation Committee). RSUs are generally not transferrable.

Change in Control. Unless otherwise provided in an award agreement, if there is a change in control of the Company and no provision is made to provide a substitute for an award under the Plan, the vesting of the outstanding awards will generally accelerate and be deemed exercisable.

Amendment and Termination. The Board of Directors may terminate, amend or modify the Plan. However, the additional approval of the Company’s shareholders generally will be required to increase the number of shares available for grant under the Plan, to reprice any outstanding award or to make any other amendment to the extent shareholder approval is necessary to satisfy any applicable law or stock exchange rule.

Federal Income Tax Consequences

If a holder is granted a non-qualified stock option, the holder should not have taxable income on the grant of the option. Generally, the holder should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the Company’s common stock at such time, less the exercise price paid.  The Company generally should be entitled to a federal income tax deduction at the time and for the same amount as the holder recognizes ordinary income.

A holder of an incentive stock option will not recognize taxable income upon grant. Additionally, if the applicable employment-related requirements are met, the holder will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Company’s common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. Once an incentive stock option has been exercised, if the stock acquired upon exercise is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction.

RSUs and other types of awards are generally subject to tax at the time of payment based on the fair market value of the award on that date. Compensation otherwise effectively deferred is taxed when paid. In these cases, the Company should generally have a corresponding deduction at the time the holder recognizes income.

Certain Plan Information

As of the date of this proxy statement, the Company has no operative equity compensation plan, and no awards of equity have been made or promised to anyone.

Proxies given without instructions will be voted FOR approval of the Company’s new 2024 Equity Incentive Plan.

OTHER MATTERS REGARDING

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

Baker Tilly billed aggregate fees of approximately $275,000 for professional services rendered for audits of the Company’s fiscal 2023 financial statements, and for the three quarterly reviews of the financial statements included in the Company’s Forms 10-Q. Baker Tilly billed aggregate fees of approximately $252,000 for the same services in fiscal 2022.

Audit-Related Fees

“Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the “audit fees” mentioned above. There were no such fees billed by Baker Tilly in fiscal 2023 and 2022.

Tax Fees

There were no fees billed by Baker Tilly in either fiscal 2023 or 2022 for tax compliance, tax advice or tax planning. The Company’s tax services are performed by a separate outside accounting firm.

All Other Fees

The “audit fees” mentioned above are the only fees billed by Baker Tilly in fiscal 2023 and 2022.

Pre-Approval Policy

Pursuant to the rules and regulations of the Securities and Exchange Commission, before the Company’s independent registered public accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Company’s audit committee or entered into pursuant to a pre-approval policy. The audit committee has adopted a pre-approval policy, and it was attached as Appendix C to the proxy statement for the 2021 Annual Meeting of Shareholders.

The policy requires the audit committee to specifically pre-approve each service that the Company’s independent auditor provides to the Company (including audit services, tax services and other services), with the exception of certain audit-related services that do not impair the firm’s independence. Generally, pre-approval under the policy is provided for a period of 12 months and relates to a particular category or group of services. Pre-approval fee levels for all services are also established periodically by the audit committee. To ensure prompt handling of unexpected matters, the chair of the audit committee has been delegated authority under the policy to amend or modify any pre-approved non-audit services and fees, with any such action to be reported to the full committee at its next scheduled meeting. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management or to the Board generally. The policy also contains a list of non-audit services which the Company’s independent auditor is prohibited from providing if the results of those services would be subject to audit procedures during the audit of the Company’s financial statements.

The audit committee pre-approved all services provided by Baker Tilly during fiscal 2023.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and all persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and written representations from certain reporting persons, the Company believes that during fiscal 2023 all filing requirements were timely satisfied.

OTHER MATTERS

Other Business

The Board of Directors does not know of any matter to be presented at the Annual Meeting which is not listed in the notice of Annual Meeting and discussed above. If other matters should come before the meeting, however, the persons named in the form of proxy will vote in accordance with their best judgment.

Cost of Solicitation

The solicitation of proxies for the Annual Meeting will be made primarily by mail. The Company may reimburse persons holding shares in their names as custodians, nominees, or fiduciaries for expenses they may incur in obtaining instructions from beneficial owners of such shares.

Proposals of Security Holders

It is expected that the Company’s 2025 Annual Meeting will be held on or about February 19, 2025. Shareholders desiring to submit proposals for action at that meeting will be required to submit them to the Company on or before August 30, 2024. Any such shareholder proposal must also be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

Shareholders intending to present proposals from the floor of the 2024 Annual Meeting in compliance with Rule 14a-4 promulgated under the Securities Exchange Act of 1934, must notify the Company of such intentions before November 13, 2024. After such date, the Company’s proxy in connection with the 2025 Annual Meeting will confer discretionary authority on the Board to vote on any such proposals.

Annual Report to Shareholders

Enclosed with this Proxy Statement is the Annual Report of the Company for the year ended September 30, 2023.

Additional Information

If any person who was a beneficial owner of Common Stock of the Company on the record date for the Annual Meeting of Shareholders desires additional information, a copy of the Company’s Annual Report on Form 10-K will be furnished without charge upon receipt of a written request prior to the date of the Annual Meeting. The request should identify the person requesting the Report as a shareholder of the Corporation as of December 15, 2023. The exhibits of that Report will also be provided upon request and payment of copying charges. Requests should be directed to Michelle Stephens, Secretary, Daily Journal Corporation, 915 E. 1st Street, Los Angeles, California 90012.

By Order of the Board of Directors

Michelle Stephens
Secretary

DATED: December 28, 2023

EXHIBIT A

DAILY JOURNAL CORPORATION

2024 EQUITY INCENTIVE PLAN

1.	Purpose; Eligibility.

1.1    General Purpose. The name of this plan is the Daily Journal Corporation 2023 Equity Incentive Plan. The purposes of the Plan are to (a) enable the Daily Journal Corporation and its Affiliates to attract and retain the types of Employees and Consultants who will contribute to the Company’s long-range success; (b) provide incentives that align the interests of Employees and Consultants with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

1.2    Eligible Award Recipients. The persons eligible to receive Awards are the Employees and Consultants of the Company or any of its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees or Consultants after the receipt of Awards.

1.3    Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Restricted Stock Units, and (e) Other Equity-Based Awards.

2.	Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Restricted Stock Unit, or an Other Equity-Based Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cause” means with respect to any Employee or Consultant, unless the applicable Award Agreement states otherwise: (a) if the Employee or Consultant is a party to an employment or service or independent contractor agreement with the Company or any of its Affiliates and such agreement provides for a definition of Cause (or similar definition), the definition contained therein; or (b) if no such agreement exists, or if such agreement does not define Cause (or similar definition): (i) the commission of an act constituting (A) a criminal offense involving moral turpitude or (B) a felony, (ii) the commission of any act or any omission involving dishonesty, disloyalty, fraud or malfeasance, in each case, with respect to the Company or any of its Affiliates, or any of their respective customers or vendors or which has had, or which the Company reasonably believes would have, a negative effect upon the Company or any of its Affiliates, (iii) the reporting to work or working under the influence of alcohol or illegal drugs, or the commission of other conduct causing the Company or any of its Affiliates public disgrace or disrepute or economic harm, (iv) the failure to perform duties as reasonably directed by the Company, any of its Affiliates, or the Board (or any board of directors or managers of any Affiliate of the Company), (v) the commission of any act or any omission aiding or abetting a competitor, supplier or customer of Company or any of its Affiliates to the disadvantage or detriment of Company or any of its Affiliates, (vi) the breach of any fiduciary duty owed to the Company or any of its Affiliates or the commission of gross negligence or willful misconduct with respect to Company or any of its Affiliates, (vii) the breach of (A) any confidentiality, non-competition, non-solicitation, non-disparagement or other restrictive covenant agreement (or provision) that the Employee or Consultant, as applicable, is party to with Company or any of its Affiliates, or policy of Company or any of its Affiliates, to which the Employee or Consultant, as applicable, is subject, or (B) any other agreement between the Employee or Consultant, as applicable, on the one hand, and the Company or any or any of its Affiliates, on the other hand, or (viii) the failure to cooperate in any internal or external investigation involving the Company or any of its Affiliates. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” means the acquisition of ownership of shares of Common Stock by any one person, or more than one person acting as a group (as defined under Treasury Regulation Section 1.409A-3(i)(5)(v)(B)) other than the Company or any employee benefit plan sponsored by the Company that, together with shares of Common Stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the shares of Common Stock of the Company. The foregoing shall be interpreted in a manner that is consistent with the Treasury Regulations promulgated pursuant to Section 409A of the Code so that only such transactions or events that could qualify as a “change in the ownership” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(v) will be deemed to be a Change in Control for purposes of this Plan.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a Section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.

“Common Stock” means the common stock, $0.01 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means the Daily Journal Corporation, a South Carolina corporation, and any successor thereto.

“Consultant” means any individual or entity which provides bona fide services to the Company or an Affiliate, other than as an Employee or as a Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Director” means a member of the Board.

“Disability” shall have the meaning ascribed to it under Section 22(e)(3) of the Code.

“Disqualifying Disposition” has the meaning set forth in Section 15.10.

“Effective Date” shall mean the date that the Company’s shareholders approve this Plan if such shareholder approval occurs before the first anniversary of the date the Plan is adopted by the Board.

“Employee” means any person, including an Officer, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange, including the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange on the day of determination. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option that is designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Other Equity-Based Award” means an Award that is not an Option or Restricted Stock Unit that is granted under Section 8 and is payable by delivery of shares of Common Stock and/or which is measured by reference to the value of shares of Common Stock.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

“Performance Period” means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment in respect of a Restricted Stock Unit.

“Permitted Transferee” means: (a) a member of the Participant’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

“Person” means a “person” as defined in Section 13(d)(3) of the Exchange Act.

“Plan” means this 2023 Daily Journal Corporation Equity Incentive Plan, as amended and/or amended and restated from time to time.

“Restricted Stock Units” means a bookkeeping entry representing an amount equal to the Fair Market Value of one share of Common Stock granted pursuant to Section 7. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company to deliver shares of Common Stock, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Substitute Award” has the meaning set forth in Section 4.5.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

“Total Share Reserve” has the meaning set forth in Section 4.1.

3.	Administration.

3.1    Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan. The Committee may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.

3.2    Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3    Delegation. The Committee or, if no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.4    Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

4.	Shares Subject to the Plan.

4.1    Subject to adjustment in accordance with Section 12, no more than 3,720 shares of Common Stock shall be available for the grant of Awards under the Plan (the “Total Share Reserve”). Any shares of Common Stock granted in connection with any Award shall be counted against this limit as 1 share of Common Stock for every 1 share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2    Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3    Subject to adjustment in accordance with Section 12, no more than 3,720 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

4.4    Any shares of Common Stock subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan. Shares of Common Stock subject to an Award under the Plan shall again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by other Awards that were not issued upon the settlement of the Award.

4.5    Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO Limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.

5.	Eligibility.

5.1    Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees and/or Consultants and those individuals whom the Committee determines are reasonably expected to become Employees or Consultants following the Grant Date.

5.2    Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option is not exercisable after the expiration of 5 years from the Grant Date.

6.    Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time, or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1    Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

6.2    Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3    Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4    Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock; (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the Option Exercise Price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.5    Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

6.6    Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

6.7    Vesting of Options. Each Option that vests solely based on Continuous Service of the Participant shall vest no earlier than 1 year after the Grant Date. Each Option that vests based on the achievement of Performance Goals or other criteria shall vest no earlier than 1 year after the Grant Date. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.8    Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date 3 months following the termination of the Participant’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Participant does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.9    Extension of Termination Date. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is 3 months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10    Disability of Participant. Unless otherwise provided in an Award Agreement, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11    Death of Participant. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates as a result of the Participant’s death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Participant’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.12    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

7.    Restricted Stock Units. Each Restricted Stock Unit granted under the Plan shall be evidenced by an Award Agreement and shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

7.1    Restricted Stock Units. The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

7.2    Restrictions.

(a)    Restricted Stock Units awarded to any Participant shall be subject to (i) forfeiture until the expiration of the applicable vesting period, and/or satisfaction of any applicable Performance Goals during any applicable Performance Period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (ii) such other terms and conditions as may be set forth in the applicable Award Agreement.

(b)    The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock Units are granted, such action is appropriate.

7.3    Vesting Period. The vesting period shall commence on the Grant Date and end no earlier than 1 year after the Grant Date. Any Restricted Stock Unit that vests based on the achievement of Performance Goals or other criteria shall vest no earlier than 1 year after the Grant Date. No Restricted Stock Unit may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

7.4    Settlement of Restricted Stock Units. In connection with the expiration of the vesting period and/or satisfaction of any applicable Performance Goals with respect to any outstanding Restricted Stock Units at the time specified in the Award Agreement, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit (each, a “Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.1 hereof or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, the Committee may, in its sole discretion, elect to pay cash or part cash and part shares of Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the vesting period lapsed and/or any applicable Performance Goals was achieved with respect to each Vested Unit.

8.    Other Equity-Based Awards. The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Other Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement.

9.    Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

10.   Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

11.	Miscellaneous.

11.1    Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

11.2    Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 12 hereof.

11.3    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Consultant, as the case may be with or without notice and with or without Cause.

11.4    Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

11.5    Withholding Obligations. The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by Applicable Law to withhold with respect to the grant, vesting, settlement, or exercise of an Award (“Tax Withholding Obligations”) and (b) any amounts due from the Participant to the Company and/or any of its Affiliates (“Other Obligations”). Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such Tax Withholding Obligations and Other Obligations are satisfied. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any such Tax Withholding Obligations and Other Obligations relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

12.  Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the Option Exercise Price, any Performance Goals to which any Awards are subject, and/or the maximum number of shares of Common Stock subject to all Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 12, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 12 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 12 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13.	Effect of Change in Control.

13.1    Unless otherwise determined by the Committee or otherwise provided in an Award Agreement, in the event of a Change in Control in which no provision is made for (x) assumption of Awards previously granted or (y) substitution for such Awards of new awards covering stock of a successor corporation or its parent or any of its subsidiaries with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, (A) any outstanding Options then held by Participants that are un-exercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change in Control, and in accordance with this Section 13.1, the Committee will have authority to (1) make provision for a cash payment to the holder of such Option in consideration for the cancelation of such Option in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option over the aggregate Option Exercise Price of such Option or (2) if deemed appropriate or desirable by the Committee, cancel and terminate any Option having a per-share of Common Stock Option Exercise Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject to such (as of a date specified by the Committee) without any payment or consideration therefor, (B) all Restricted Stock Units subject to Performance Goals will automatically vest as of immediately prior to such Change in Control as if the date of the Change in Control were the last day of the applicable Performance Period, at either the target or actual level of performance (as determined by the Committee), and will be paid out as soon as practicable following such Change in Control (in cash, securities or other property) or such later date as may be required to comply with Section 409A of the Code, to the extent Section 409A of the Code is or is likely to become applicable to any Participant, and (C) all other outstanding Awards (i.e., other than Options and Restricted Stock Units subject to Performance Goals), including Restricted Stock Units not subject to Performance Goals, then held by Participants that are un-exercisable, unvested or still subject to restrictions or forfeiture, will automatically be deemed exercisable and/or vested and all restrictions and forfeiture provisions related thereto will lapse as of immediately prior to such Change in Control and will be paid out (in cash, securities or other property) within 30 days following such Change in Control or such later date as may be required to comply with Section 409A of the Code, to the extent Section 409A of the Code is or is likely to become applicable to such Participants.

13.2    For the purposes of this Section 13, an Award will be considered assumed or substituted if appropriate adjustments are made to the number and kind of shares and exercise prices, if applicable, as the Committee determines will preserve the material terms and conditions of such Award as in effect immediately prior to the Change in Control, including with respect to vesting schedule, intrinsic value of the Award (if any) as of the Change in Control, transferability of shares underlying such Award and that, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or upon the payout of a Restricted Stock Unit for each share of Common Stock subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Class A Common Stock in the Change in Control.

13.3    With respect to an Award that constitutes deferred compensation within the meaning of Section 409A of the Code, to the extent Section 409A of the Code is or is likely to become applicable to the Participant holding such Award, payment or settlement of such Award may accelerate upon a Change in Control for purposes of the Plan or any Award Agreement only if such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code (it being understood that vesting of the Award may accelerate upon a Change in Control, even if payment or settlement of the Award may not accelerate pursuant to this sentence).

13.4    The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

14.	Amendment of the Plan and Awards.

14.1    Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 12 relating to adjustments upon changes in Common Stock and Section 14.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine whether such amendment will be contingent on shareholder approval.

14.2    Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

14.3    Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees and Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

14.4    No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14.5    Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

15.	General Provisions.

15.1    Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

15.2    Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that have been adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

15.3    Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

15.4    Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

15.5    Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

15.6    Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 12.

15.7    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

15.8    Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.

15.9    Section 409A. The Plan is intended to comply with, or be exempt from, Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered in accordance with such intent. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the 6 month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

15.10    Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

15.11    Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 15.11, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

15.12    Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

15.13    Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

15.14    Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform among similarly situated Persons and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

16.    Termination or Suspension of the Plan. The Plan shall terminate automatically on the 10th anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 14.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

17.    Choice of Law. The law of the State of South Carolina shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

* * *

PROXY

DAILY JOURNAL CORPORATION

The undersigned hereby appoints Mary Conlin and Steven Myhill-Jones as proxyholders, each with the power to appoint their substitute; hereby authorizes them or either of them to represent and vote as designated below all the shares of common stock of Daily Journal Corporation held of record by the undersigned on December 15, 2023 at the Annual Meeting of Shareholders to be held on February 15, 2024 or any adjournment thereof; and hereby acknowledges receipt of the Notice of 2024 Annual Meeting of Shareholders and Proxy Statement.

1.	Election of three Directors

Mary Conlin	☐ FOR	☐ AGAINST	☐ ABSTAIN
John B. Frank	☐ FOR	☐ AGAINST	☐ ABSTAIN
Steven Myhill-Jones	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for fiscal 2024

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of the Company’s new Equity Incentive Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting.

(Please sign and date the Proxy on the reverse side)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of each director, and FOR proposals 2 and 3. Unless otherwise specified, if cumulative voting is requested in any election of directors, the proxyholders or their substitute may cast an equal number of votes for each nominee for director or cumulate such votes and distribute them among the nominees at the discretion of such proxyholders.

This Proxy is solicited on behalf of the Board of Directors of Daily Journal Corporation.

Dated:

Signature:

Signature:

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.